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                                                                  EXHIBIT 23.04

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 24, 1999, relating to the consolidated statements of The Internet Broadcasting Company, Inc., which appears on page F3 of Form 8K of insci-statements.com, corp. dated January 12, 2000, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                               /s/  GOLDSTEIN LEWIN & CO.


Boca Raton, Florida
August 28, 2000